UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FIDELITY NATIONAL FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following is supplemental information (the “Supplemental Information”) being made available to stockholders of Fidelity National Financial, Inc. (the “Company” or “FNF”) relating to the Redomestication proposal as further described in the Company’s Definitive Proxy Statement for the 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 26, 2024 (the “Proxy Statement”). This Supplemental Information may be used in whole or in part in the future by the Company in discussions with stockholders or other interested parties relating to the Redomestication proposal. Terms used but not otherwise defined in this summary have the meaning set forth in the Company’s Proxy Statement.

1. Overview of Redomestication Proposal

The Board of Directors (the “Board”) of FNF has approved, and recommended that the Company’s stockholders approve, a Redomestication of the Company, by conversion, from a corporation organized under the laws of the State of Delaware to a corporation organized under the laws of the State of Nevada. The conversion of the Delaware Corporation into the Nevada Corporation is referred to as the “Redomestication.” As described in more detail in the Proxy Statement and in this Supplemental Information, the Board believes that there are several important reasons the Redomestication is in the best interests of the Company and its stockholders.

Nevada was a clear choice for the Redomestication given our important nexus to Nevada. We have significant operations in our West Region, which has become the more active and dominant region for the Company in recent years. Our Nevada operations are integral to our Company’s business as a whole with hundreds of employees working in Nevada. Nevada has also become the primary venue for our major corporate events, including managers’ meetings, budget meetings and strategy meetings. By contrast, the Company does not have any meaningful nexus to Delaware, other than Delaware being its state of incorporation and the home to a handful of employees.

2. FNF’s Long-Term Strategy, Unique Position and Long-Term Benefits of Continued Deal Flow

We are a leading provider of (i) title insurance, escrow and other title-related services and (ii) transaction services to the real estate and mortgage industries. FNF is one of the nation’s largest title insurance companies operating through its title insurance underwriters. Through our subsidiary ServiceLink Holdings, LLC (“ServiceLink”), we provide mortgage transaction services including title-related services and facilitation of production and management of mortgage loans. We are also a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through our majority-owned subsidiary, F&G Annuities & Life, Inc. (“F&G”). Acquisitions have been an important part of our growth strategy and distributions have been an important aspect of our strategy to return value to stockholders. On an ongoing basis, with assistance from our advisors, we actively evaluate possible transactions, such as acquisitions and distributions of business units and operating assets and business combination transactions.

Our Board and management team, led by William Foley, have a proven track record of identifying and acquiring companies with synergies and technology that enhance the FNF platform. Mr. Foley has led the teams that created additional value for FNF’s stockholders through strategic transactions such as (i) the spin-off of Fidelity National Information Services, Inc. (“FIS”), (ii) FNF’s acquisition of Lender Processing Services, Inc. (“LPS”), including separating the businesses of Black Knight, Inc. (“Black Knight”) from LPS’ transaction services businesses that are now part of ServiceLink, (iii) the split-off of our non-core businesses into Cannae Holdings, Inc. (“Cannae”), and (iv) the distribution to our stockholders, on a pro rata basis, of approximately 15% of the common stock of F&G. Mr. Foley has led the growth of several multi-billion dollar companies with hundreds of acquisitions across diverse platforms, including F&G, Cannae, FIS, Black Knight, Dayforce, Inc., and Dun & Bradstreet Holdings, Inc.

Mr. Foley, as well as several of the Company’s other directors, have unique skills to both drive the vision of FNF’s long-term strategy and focus the management team on execution to achieve FNF’s long and short-term strategic goals. Our Board’s breadth of knowledge of operational matters and the title insurance, real estate and financial industries allows us to identify strategic companies, to structure transactions to maximize the value, and to return the value created to our stockholders through integrating the services of the acquired businesses to grow our platform and, when appropriate, distributing our interests in those assets to our stockholders.

FNF is unique in that we rely on our talented directors to source strategic transactions that can expand our offerings and enhance our services. We also depend on our directors for expertise and experience in our industry.

Redomesticating to Nevada will allow FNF to continue to transact with entities that will implement our growth strategy, including those identified by our directors and officers, when opportunities arise. We often leverage our directors’ operational expertise, long-term relationships and industry connections, and capital sourcing capabilities to identify, structure and execute on strategic transactions. As described above, the transactions with LPS and F&G were important successful and accretive transactions that Mr. Foley brought to the Company. FNF would not have had access to these deals without our directors inviting FNF’s participation. Many of our directors have access to adequate capital sources without FNF and therefore do not need FNF’s participation to accomplish an otherwise highly sought after investment or transaction. However, our directors bring transactions to FNF’s attention for the benefit of our stockholders. As further described herein and in our Proxy Statement, based on the increased litigation risks stemming from recent Delaware case law, it is unlikely that our directors would bring transactions for the Board’s consideration, or whether the Board would make the same decisions to invest in these opportunities today. The predictability of Nevada law will allow the Company to consider and engage in director generated deals.

3. Corporate Governance and Oversight will Continue

FNF and its Board have developed a culture of open and transparent discussion and decision making, especially in light of the related party nature of certain transactions. FNF refreshes its directors and committee composition periodically so as to keep continuity of the Board and culture, while bringing in diverse viewpoints and directors who may bring in additional industry expertise and challenge the Company’s status quo. This ensures that the Board constantly reviews board and management procedures to further enhance stockholder value.

FNF also has implemented a robust corporate governance process to evaluate material transactions. Management performs due diligence on all transactions, with the assistance of legal and financial advisors. The Board reviews and openly discusses all transactions in excess of the delegation authority thresholds established by the Board.

Our corporate governance and Board oversight process includes processes enumerated in our Related Person Transaction Policy (the “RPT Policy”). The RPT Policy sets forth detailed processes and procedures for the independent review of any transaction that involves a director, director nominee, officer or greater than 5% stockholder (or their immediate family members), as well as any other firm where our insiders hold in excess of 50% ownership interest (together “Related Persons”). This review is conducted by our Related Person Transaction Committee, which is comprised of two independent directors. The Related Person Transaction Committee reviews all transactions in excess of $120,000 that involve a Related Person.

We believe these processes afford sufficient protections to ensure that FNF’s stockholders are treated fairly in these transactions that are determined to be in the best interests of FNF and our stockholders.

Additional Information and Where to Find It

FNF has filed with the Securities and Exchange Commission (the “SEC”) the Proxy Statement on Schedule 14A with respect to its solicitation of proxies for FNF’s 2024 annual meeting. The Proxy Statement contains important information about the matters to be voted on at the 2024 annual meeting. STOCKHOLDERS OF FNF ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT FNF WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FNF AND THE MATTERS TO BE VOTED ON AT THE 2024 ANNUAL MEETING. Stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by FNF through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from FNF by contacting FNF’s Investor Relations by e-mail at investors@fnf.com, or by going to FNF’s Investor Relations page on its website at https://www.investor.fnf.com/.

Participants in the Solicitation

FNF and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of FNF in connection with 2024 annual meeting. Information regarding the interests of participants in the solicitation of proxies in respect of the 2024 annual meeting are included in the Proxy Statement.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting FNF’s current expectations that involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements concerning its goals, commitments, strategies and mission, its plans and expectations regarding the proposed redomestication of FNF from Delaware to Nevada (the “Redomestication”), expectations regarding the future of litigation in Nevada, including the expectations and timing related to the Nevada business court, potential benefits, implications, risks or costs or tax effects, costs savings or other related implications associated with the Redomestication and expectations about stockholder intentions, views and reactions. The words “anticipates,” “believes,” “continues,” “could,” “design,” “drive,” “estimates,” “expects,” “future,” “goals,” “intends,” “likely,” “may,” “plans,” “potential,” “seek,” “sets,” “shall,” “spearheads,” “spurring,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. FNF may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on FNF’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause FNF’s actual results to differ materially from those in the forward-looking statements, including, without limitation, risks related to the Redomestication and the risks set forth in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and that are otherwise described or updated from time to time in FNF’s other filings with the SEC. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. FNF disclaims any obligation to update any forward-looking statement contained in this document.